Exhibit 10.17

NEWTEK BUSINESS SERVICES, INC. 2010

STOCK INCENTIVE PLAN

1.	PURPOSE OF THE PLAN.

The purpose of this Plan is to advance the interests of the Company through providing select Employees, Directors and Consultants of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Employees, Directors and Consultants of the Company or any Affiliate to promote the success of the business. The Plan is not tax-qualified under Section 401(a) of the Code.

2.	DEFINITIONS.

As used herein, the following definitions shall apply.

(a) “Account” shall mean a bookkeeping account maintained by the Company in the name of a Participant.

(b) “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

(c) “Agreement” shall mean a written agreement entered into in accordance with Section 5(c) of the Plan.

(d) “Award” shall mean an Option, Restricted Share or SAR awarded pursuant to the Plan.

(e) “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

(f) “Change in Control” shall mean any one of the following events: (i) the acquisition following the Effective Date of ownership, holding or power to vote more than 25% of the Company’s voting shares, (ii) the acquisition of the ability to control the election of a majority of the Board, (iii) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining Change in Control, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rulings issued and regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation, Corporate Governance and Nominating Committee appointed by the Board in accordance with Section 5(a) hereof.

(i) “Common Shares” shall mean the common shares, par value $0.02 per share, of the Company.

(j) “Company” shall mean Newtek Business Services, Inc., and its successors and assigns.

(k) “Consultant” shall mean any person who is performing services for the Company or an Affiliate as a consultant, independent contractor or in another non-Employee capacity.

(l) “Continuous Service” shall mean the absence of any interruption or termination of service as an Employee or Consultant of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of (i) sick leave, military leave or any other leave of absence approved by the Company, (ii) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or (iii) changes between a Participant’s status as an Employee, Consultant or Director provided the Participant is continuously performing services for the Company or an Affiliate.

(m) “Director” shall mean any member of the Board, and any member of the board of directors or manager, in the case of a limited liability company, of any Affiliate or other company that the Board has by resolution designated as being eligible for participation in this Plan.

(n) “Disability” shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

(o) “Effective Date” shall mean the date specified in Section 14 hereof.

(p) “Employee” shall mean any person employed by the Company or an Affiliate.

(q) “Exercise Price” shall mean the price per Optioned Share at which an Option may be exercised.

(r) “ISO” shall mean an Option which an Agreement identifies as an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Market Value” shall mean the fair market value of the Common Shares, as determined under Section 7(b) hereof.

(t) “Non-Employee Director” shall have the meaning provided in Rule 16b-3.

(u) “Non-ISO” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan but which an Agreement identifies as not being an ISO or which by operation or the terms of grant fails to satisfy the requirements of Section 422 of the Code.

(v) “Option” shall mean an ISO or a Non-ISO.

(w) “Optioned Shares” shall mean Shares subject to an Option granted pursuant to this Plan. (x) “Participant” shall mean any person who receives an Award pursuant to the Plan. (y) “Plan” shall mean this Newtek Business Services, Inc. 2010 Stock Incentive Plan.

(z) “Restricted Share Award” shall mean a right granted under Section 10 of this Plan to receive Shares.

(aa) “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(bb) “Share” shall mean one Common Share.

(cc) “SAR” shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of Shares over a specified period of time.

(dd) “Year of Service” shall mean a full twelve-month period, measured from the grant date of an Award and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

3.	TERM OF THE PLAN AND OPTIONS.

(a) Term of the Plan. This Plan shall remain in effect until terminated by the Board. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect in accordance with their terms until they have been earned and paid, or by their terms expire or are forfeited. No Option shall be granted under the Plan after ten years from the Effective Date.

(b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Shares at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.	SHARES SUBJECT TO THE PLAN.

Except as otherwise required under Section 12, the aggregate number of Shares deliverable pursuant to Awards shall not exceed one million, six hundred and fifty thousand (1,650,000) Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Award should expire, become unexercisable, or be forfeited for any reason, the Shares subject to the Award shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

5.	ADMINISTRATION OF THE PLAN.

(a) Composition of the Committee. The Plan shall be administered by the Committee, appointed by the Board, and consisting of at least two members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

(b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c) Agreement. Each Award shall be evidenced by an Agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of an Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, for an Agreement awarding an Option, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of’ such Option. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Awards.

(d) Effect of the Committee’s Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company’s governing instruments and insurance policies with respect to the indemnification of Directors.

6.	GRANT OF OPTIONS.

(a) General Rule. The Committee shall have the discretion to grant Employees, Directors and Consultants Options to purchase Optioned Shares, which shall be subject to any restrictions or conditions imposed pursuant to Section 17 of this Plan, provided, that ISOs may not be granted to Non-Employee Directors or Consultants.

(b) Special Rules for ISOs. The aggregate Market Value, as of the date an Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.	EXERCISE PRICE FOR OPTIONS.

(a) Limits on Committee Discretion. The Exercise Price for an Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an ISO to be granted to an Employee who owns Shares representing more than 10% of the Company’s outstanding Common Shares at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares on the date of grant.

(b) Standards for Determining Exercise Price. If the Common Shares are listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the average of the highest and lowest selling price on such exchange on the last date on which a Share was sold. If the Common Shares are not traded on a national securities exchange on the date in question, then the Market Value per Share shall be its fair market value as determined by the Committee in its sole and absolute discretion in accordance with Section 409A of the Code.

8.	EXERCISE OF OPTIONS.

(a) Generally. Unless the Committee specifically eliminates any vesting requirement or imposes a different vesting schedule in an Agreement granting an Option, each Option shall became vested and exercisable according to the following schedule:

Years of Service	Vested Percentage (applied to Optioned Shares)
Less than 1	0%
1	25%
2	50%
3	75%
4 or more	100%

Notwithstanding the foregoing, each Participant shall become fully (100%) vested immediately (i) upon termination of the Participant’s Continuous Service due to the Participant’s Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of a definitive agreement to effect a Change in Control. An Option may not be exercised for a fractional Share.

(b) Procedure for Exercise. A Participant may exercise an Option in whole or in part, subject to provisions relative to its termination and limitations on its exercise, only by delivery to the Committee or its designee, in accordance with procedures for the exercise of Options as the Committee may establish from time to time, of (i) written notice of intent to exercise the Option with respect to a specified number of whole Shares, (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Shares, or a combination of cash and Common Shares, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised, (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; and (iv) in the event that the Option or portion thereof shall be exercised by any individual other than the Participant, appropriate proof of the right of such individual to exercise the Option or portion thereof. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Shares utilized in full or partial payment of the Exercise Price for Options shall be valued at their Market Value at the date of exercise. Notwithstanding the foregoing, if the Exercise Price may be paid in Common Shares as provided above, Common Shares delivered by the Participant may be shares which were received by the Participant upon exercise of one or more previously exercised Options, but only if such Common Shares have been held by the Participant for at least six months, or such other period of time as is required, in the opinion of the independent auditor for the Plan, to avoid adverse financial accounting results.

(c) Period of Exercisability. Except to the extent otherwise provided herein or in the terms of an Agreement, an Option may be exercised by a Participant only while he has maintained Continuous Service from the date of the grant of the Option, or within 90 after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire). Notwithstanding the foregoing, the Participant’s rights to exercise such option shall expire:

(1) immediately upon termination of the Participant’s Continuous Service due to “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment, consulting, or severance agreement between the Participant and the Company or an Affiliate (and, in the absence of any such agreement, shall mean termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), as determined by the Committee in its discretion) or final cease-and-desist order;

(2) immediately upon a determination by the Committee that the Participant has violated a non-competition provision contained in any unexpired employment, or consulting, or other written agreement between the Participant and the Company or an Affiliate; or

(3) two years from the date on which the Participant’s Continuous Service terminates due to his death (but not later than the date on which the Option would otherwise expire), during which time the Option may be exercised (to the extent that the Participant would have been entitled to exercise it immediately prior to his death) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution.

(d) Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

(e) Reload Options. For each Optioned Share purchased upon the exercise of an Option within two years after the first date on which such Option becomes exercisable pursuant to Section 8(a) hereof, the Committee, in its sole discretion, may grant the Participant a new Option (“Reload Option”) to purchase an additional Optioned Share. The Exercise Price of the Reload Option shall be determined in accordance with Section 7 hereof. The Reload Option shall become exercisable two years after its grant date or as otherwise provided by the Committee. The number of Optioned Shares subject to the Reload Option shall be reduced by each Share sold or otherwise disposed of by the Participant after the grant date and before the exercise date of the Reload Option without prior Committee approval (which shall not be withheld in the case of the Participant’s financial hardship).

9.	STOCK APPRECIATION RIGHTS.

(a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. A SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, a SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. A SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements: (i) the SAR will expire no later than the ISO; (ii) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised; (iii) the SAR is transferable only when the ISO is transferable, and under the same conditions; (iv) the SAR may be exercised only when the ISO may be exercised; and (v) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of one Share on the date of grant.

(c) Timing of Exercise. The provisions of Section 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

(d) Exercise of SARs. A SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that a SAR may not be exercised for a fractional Share. Upon exercise of a SAR, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of the excess of) the then aggregate Market Value of the number of Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

(e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

10.	RESTRICTED SHARE AWARDS.

(a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Award. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

(b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:

Years of Service	Vested Percentage (applied to Optioned Shares)
Less than 1	0%
1	25%
2	50%
3	75%
4 or more	100%

Notwithstanding the foregoing, each Participant shall become fully (100%) vested immediately (i) upon termination of the Participant’s Continuous Service due to the Participant’s Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of a definitive agreement to affect a Change in Control.

(c) Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 10(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Company’s shareholders) and a number of Common Shares equal to any stock dividends, declared and paid with respect to a Common Share between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed.

(d) Distribution of Shares.

(1) Timing of Distributions: General Rule. Except as otherwise expressly provided in this Plan, the Company shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

(2) Form of Distribution. The Company shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Shares. One Common Share shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

11.	CHANGE IN CONTROL; EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

(a) Change in Control. Immediately prior to a Change in Control or, if earlier, the execution of a definitive agreement to effect a Change in Control, all Options and SARs shall become fully exercisable and all Restricted Share Awards shall be 100% vested, notwithstanding any other provision of the Plan or any Agreement.

(b) Recapitalizations; Stock Splits, Etc. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make equitable adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants of Awards under this Plan, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards, and (iii) the exercise price to prevent such dilution or enlargement of rights.

(c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets (any of the foregoing to be referred to herein as a “Transaction”), all outstanding Awards, together with the Exercise Prices thereof, the Committee shall make equitable adjustment for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction, and the forfeiture provisions set forth in Sections 8(c)(2) and 17(c) shall automatically become null and void.

(d) Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification of an ISO, within the meaning of Section 424(h) of the Code.

(e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section 11, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this Section 11, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(f) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

(g) Certain Special Dividends. The Exercise Price of and number of Shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the shareholders.

12.	TRANSFERABILITY OF AWARDS.

ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Restricted Share Awards, SARs or Non-ISOs may transfer such Awards to his or her spouse, lineal ascendants, or to a duly established trust for the benefit of one or more of these individuals. The Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Section 12. Awards which are transferred pursuant to this Section 12 shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the Participant. Notwithstanding any other provision of this Plan to the contrary, Common Shares that are received pursuant to an Award may not be sold within the six-month period following the grant date of that Award, except in the event of the Participant’s death or Disability, or such other event as the Board may specifically deem appropriate.

13.	TIME OF GRANTING OPTIONS.

The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

14.	EFFECTIVE DATE.

The Plan became effective upon its adoption by the Board on March 30, 2010, but its effectiveness and the effectiveness of any grants of Awards shall be contingent upon the Plan’s approval by a favorable vote of shareholders of a majority of the total votes cast at a duly called meeting of the Company’s shareholders held in accordance with applicable laws.

15.	MODIFICATION OF OPTIONS.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, impair the Option without the consent of the holder of the Option, or have the effect of reducing the Exercise Price for the Option.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair the balance credited to the Participant’s Account or any rights or obligations under any Award theretofore granted.

17.	CONDITIONS UPON ISSUANCE OF SHARES.

(a) Compliance with Securities Laws. Common Shares shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

(b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Committee may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c) Repurchase Right; Damages. The Company shall have the right to cause the forfeiture of the Shares (in the case of Optioned Shares, in exchange for any Exercise Price paid by the Participant) that a Participant receives pursuant to an Award if the Participant breaches a non-competition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

(d) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay a Participant the in-the-money value of his or her Option in consideration for its cancellation, or all of these restrictions.

18.	RESERVATION OF SHARES.

The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19.	WITHHOLDING TAX.

The Company’s obligation to deliver Shares or make cash payments pursuant to an Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. To the extent that the Company is required to withhold any federal, state or local income and employment taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to an Award, or in respect of any Shares becoming vested, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local income and employment taxes required to be so withheld. If no such payments are due or to become due to such Participant, or if such payments are insufficient to satisfy such federal, state or local income or employment taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.	NO SHAREHOLDER RIGHTS.

No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any Shares covered by an Award prior to the time said Shares are actually distributed to him.

21.	NO EMPLOYMENT OR OTHER RIGHTS.

In no event shall an Employee’s, Consultant’s or Director’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Consultant, Director, or any other party to continue service with the Company or any Affiliate. Except to the extent provided in Sections 6(b) and 9(a), no Employee, Consultant or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee, Consultant or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

22.	GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal law shall be deemed to apply.